[GRAPHIC  OMITTED]


                                                          EXHIBIT 99.1

445 PINE AVENUE, GOLETA, CA 93117

FOR IMMEDIATE RELEASE
CONTACT:    CHARLES G. BALTUSKONIS, SVP/CFO
PHONE:      805-692-4409
E-MAIL:     CBALTUSKONIS@GOLETA.COM
URL: HTTP:  //WWW.COMMUNITYWEST.COM
SYMBOL:     CWBC

COMMUNITY WEST BANCSHARES ANNOUNCES INCREASE IN FIRST QUARTER NET INCOME TO $.06 PER SHARE

Goleta, California, April 24, 2003 - Community West Bancshares (Company) today announced operating results for the first quarter of 2003.

EARNINGS AND OPERATIONS

The Company recorded net income of $348,000, or $.06 per share (basic and diluted), for the quarter ended March 31, 2003 (2003 Q 1), compared to net loss of $(949,000), or $(.17) per share (basic and diluted), for the quarter ended March 31, 2002 (2002 Q 1).

Net interest income after provision for loan losses increased to $2,217,000 for 2003 Q 1 from $1,398,000 for 2002 Q 1. Net interest income before provision for loan losses decreased to $2,561,000 for 2003 Q 1 from $3,674,000 for 2002 Q 1. There was a general decline in interest rates in the quarterly comparison, which have narrowed the Company's net interest margin, but the primary reason for the margin decrease is the termination of the high-yield, short-term consumer lending business. While the net interest margin compressed, the provision for loan losses was $344,000 for 2003 Q 1 compared to $2,276,000 for 2002 Q 1. During fiscal 2002 and continuing on to fiscal 2003, the credit quality has substantially improved, primarily due to the Company's tightened credit underwriting standards and the discontinuance of certain loan products. This includes high loan-to-value (HLTV) and subprime lending loans, discontinued in the second quarter of 2002, and short-term consumer loans, formally discontinued as of December 31, 2002. In addition, the securitized loan portfolio continues to stabilize and pay down. The aforementioned product discontinuance, and the centralization of the support functions of the Small Business Administration
(SBA) and Mortgage Lending Division of Goleta National Bank (Goleta or Bank), along with internal cost reduction programs, contributed to a decrease in non-interest expenses to $4,355,000 in 2003 Q 1 from $6,409,000 in 2002 Q 1.

As previously announced, commencing in 2003 Q 1, the Company significantly expanded its SBA lending division by acquiring a group of seasoned SBA lending professionals, enabling the bank to have an expanded presence in Northern California, specifically the Sacramento and Bay areas. This group is expected to contribute positively to net income by the second half of fiscal 2003.
Included in the 2003 Q 1 non-interest expenses is $241,000 related to the start-up of this SBA business.

Lynda Nahra, President of Goleta, noted: "Our profit improvement initiatives that we started in 2002 are continuing to have a favorable impact on our operating results. 2003 Q 1 is the third consecutive profitable quarter. We continue to show benefits from prudent credit risk management and overall cost containment. While we remain cautious on the outlook for the rest of 2003, this performance gives us confidence in our strategic plan and leaves the Company well-positioned for the eventual national economic recovery."

As previously announced, as of December 31, 2002, Goleta ceased making short-term consumer loans through its agent, ACE Cash Express (ACE). As part of that agreement, ACE agreed to indemnify 100%, instead of the prior 90%, of Goleta's losses and expenses incurred after November 1, 2002 from certain third-party claims regarding such loans, including pending and future legal proceedings. To replace such assets, and as part of its strategic plan, the Company plans to continue to focus on its presence in Relationship Banking and periodically retain for its own portfolio more SBA loans, particularly the guaranteed portions. In addition, the Company is methodically working on ways to improve its net interest margin, including the short-term investing in government-agency guaranteed securities. These initiatives, in conjunction with our continued focus on controlling expenses, are intended to enhance the Company's overall operating performance.

CAPITAL

As of March 31, 2003, the Company had $32,442,000 in equity capital, or 10.94% of consolidated total assets. Additionally, Goleta had a very strong risk-based capital ratio of 13.94% as of March 31, 2003. Book value per share of the Company as of March 31, 2003 was $5.70.

COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Goleta National Bank, which has two full service branches, one in Goleta and one in Ventura, California. Goleta is one of the Nation's largest SBA lenders with loan production offices located in California, Florida, Georgia, Nevada, North Carolina, Oregon, South Carolina and Washington. The principal business activities of the Company are Relationship Banking, Small Business Administration (SBA) Lending and Mortgage Lending.

                          SEE ENCLOSED FINANCIAL TABLES

                   * * * * * * * * * * * * * * * * * * * * * *
SAFE HARBOR DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations. Furthermore, the Company has certain restrictions placed on its operations by the Office of the Comptroller of the Currency (OCC) until the OCC deems that Goleta has substantially complied with the Consent Order, issued by the OCC on October 28, 2002 and signed by Goleta, and releases Goleta therefrom.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in 000's, except share and per share data)



                                             March 31, 2003    December 31, 2002
                                            ----------------  -------------------
Cash and cash equivalents                   $        22,183   $           33,371
Investments                                          17,494                6,824
Loans:
   Held for sale                                     41,947               43,284
                                            ----------------  -------------------
   Held for investment                              144,143              142,327
     Less: Allowance                                 (2,744)              (3,379)
                                            ----------------  -------------------
     Net held for investment                        141,399              138,948
                                            ----------------  -------------------
   Securitized loans                                 59,095               66,195
     Less: Allowance                                 (2,354)              (2,571)
                                            ----------------  -------------------
     Net securitized loans                           56,741               63,624
                                            ----------------  -------------------
       NET LOANS                                    240,087              245,856
                                            ----------------  -------------------

Other assets                                         16,668               21,159
                                            ----------------  -------------------

       TOTAL ASSETS                         $       296,432   $          307,210
                                            ================  ===================

Deposits                                    $       215,753   $          219,083
Bonds payable                                        44,423               50,473
Other liablities                                      3,814                5,567
                                            ----------------  -------------------
       TOTAL LIABILITIES                            263,990              275,123

Stockholders' equity                                 32,442               32,087
                                            ----------------  -------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY
                                            $       296,432   $          307,210
                                            ================  ===================

Shares outstanding                                5,690,224            5,690,224

Book value per share                        $          5.70   $             5.64

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Nonaccrual loans                            $        12,623   $           13,965
SBA guaranteed portion                               (7,014)              (8,143)
                                            ----------------  -------------------

Nonaccrual loans, net                       $         5,609   $            5,822
                                            ================  ===================

COMMUNITY WEST BANCSHARES
CONDENSED  CONSOLIDATED  INCOME  STATEMENT
(unaudited)
(in 000's, except share and per share data)

                                                       Quarter Ended March 31
                                                      -----------------------
                                                         2003        2002
                                                      ----------  -----------
Interest income                                       $    5,179  $    7,538
Interest expense                                           2,618       3,864
                                                      ----------  -----------
Net interest income                                        2,561       3,674
Provision for loan losses                                    344       2,276
                                                      ----------  -----------
Net interest income after provision for loan losses
                                                           2,217       1,398
Non-interest income                                        2,669       3,375
Non-interest expenses                                      4,355       6,409
                                                      ----------  -----------
Income (loss) before income taxes
                                                             531      (1,636)
Provision (benefit) for income taxes
                                                             183        (687)
                                                      ----------  -----------
  NET INCOME (LOSS)                                   $      348  $     (949)
                                                      ==========  ===========

Earnings per share:
     Basic                                            $     0.06  $    (0.17)
     Diluted                                                0.06       (0.17)

Weighted average shares:
     Basic                                             5,690,224   5,690,224
     Diluted                                           5,711,031   5,690,224


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